UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2021

CCUR Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 East Johns Crossing, Suite 490, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 305-6434

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name on exchange which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Since August 2018, CCUR Holdings, Inc. and one of its subsidiaries (collectively “CCUR” or the “Company”) have been providing fully refundable deposits into the aircraft finance market, which are used during the initial due diligence period for aircraft. The Company has financed 12 transactions, each of which has utilized the services of Wright Brothers Aircraft Title, Inc. (“Wright Brothers”), based in Oklahoma City, Oklahoma, as the escrow agent. Prior to January 12, 2021, each deposit provided by CCUR had been returned on time and without incident.

On January 12, 2021, the Company was due the return of $8.5mm in deposits. Upon inquiry to Wright Brothers and following repeated unsuccessful attempts to contact it or its principal, Debbie Mercer-Erwin, CCUR learned that on or around December 17, 2020, Ms. Mercer-Erwin had been arrested by law enforcement and that all assets of Wright Brothers had been frozen.

In addition to the deposit funds mentioned above, the Company was also due the return of a further $5.5mm in deposits on January 25, 2021.

CCUR is currently fully cooperating with authorities to expedite the receipt of all deposit amounts that are due. CCUR has been told by authorities that it is not the subject of any investigations related to Ms. Mercer-Erwin or Wright Brothers. At present, the Company has only received a limited amount of information and is unable to say conclusively whether or not all of the funds are accounted for. The Company is therefore unable to make any definitive conclusion as to the recoverability of its deposits and the specific timing for their return remains uncertain.

In the event that any funds held at Wright Brothers are discovered to be missing, CCUR is an Additional Insured under certain insurance policies maintained by Wright Brothers and that the Company has confirmed to be in force. These insurance policies have been issued by Sentinel Insurance Company, Ltd and Underwriters at Lloyd’s, London (Illinois) and carry a Primary Crime Policy Limit of $5mm and Excess Crime Policy Limit of $15mm.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Company’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2021	CCUR HOLDINGS, INC.

	By:	/s/ Igor Volshteyn
Name: Igor Volshteyn
Title: President and Chief Operating Officer